UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2007

Sport Supply Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15289	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Diplomat Drive, Farmers Branch, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 484-9484

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of Sport Supply Group, Inc. (the "Company") has appointed John Pitts as the Company’s new Chief Financial Officer, effective September 28, 2007, to replace William R. Estill who has served as the Company’s Chief Financial Officer since July 1999 and retired from the Company, also effective September 28, 2007.

Mr. Pitts, age 42, has served as the Company’s Senior Vice President-Finance since July 2, 2007. From 2004 to June 2007, Mr. Pitts served as Chief Financial Officer of Horizon Health Corp. and from 2001 to 2004 as Horizon’s Vice President-Finance.

The Company does not have an employment agreement with Mr. Pitts. However, on August 28, 2007, the Board approved a comprehensive compensation plan for Mr. Pitts effective for fiscal years beginning on and after July 1, 2007, based on recommendations from the Compensation Committee of the Board and the Company’s independent executive compensation consultant, Mercer Human Resources Consulting ("Mercer"). The compensation plan for Mr. Pitts, as approved, is composed of the following three components:

(1) Base Salary. Mr. Pitts will receive an annual base salary for fiscal 2008 of $250,000. Mr. Pitts’ annual base salary may be increased from time to time as deemed appropriate by the Compensation Committee in line with the general principles set by Mercer.

(2) Annual Bonus. For each fiscal year, the Board will establish a target bonus amount that is equal to a percentage of Mr. Pitts’ base salary and an applicable performance metric target. The fiscal 2008 target bonus amount for Mr. Pitts is 35% of his base salary. Mr. Pitts’ fiscal 2008 bonus will be based on the attainment of target EBITDA performance for the Company. A bonus will only be payable to Mr. Pitts if performance results represent positive growth from the previous fiscal year (adjusted for acquisitions, dispositions, and other extraordinary events). The amount of annual bonus actually paid to Mr. Pitts may be greater or less than his target bonus amount for the fiscal year and will be determined based on the following schedule:

Actual Performance vs. Goal........Payout Multiplier
0-79%.......................................................0.00
80%..........................................................0.50
90%..........................................................0.75
100%........................................................1.00
105%........................................................1.25
110%........................................................1.50
115%........................................................1.75
120% or more..........................................2.00

If an annual bonus is earned by Mr. Pitts, it will be paid as soon as administratively feasible following the Board’s certification of the applicable fiscal year financials.

(3) Long-Term Incentives. For each year, Mr. Pitts may, to the extent deemed appropriate by the Compensation Committee, receive an annual equity award granted on or about July 1 of each fiscal year in accordance with the general principles set by Mercer. On July 2, 2007, prior to the Board’s approval of the foregoing comprehensive compensation plan for Mr. Pitts, the Compensation Committee awarded Mr. Pitts an award of 30,000 options to purchase shares of the Company’s common stock. The options were awarded at an exercise price of $9.75, the Company’s opening sales price on the grant date. The options vest in three equal installments beginning on July 2, 2008 and expire on July 2, 2017. In addition, the options will accelerate upon a change in control of the Company.

Item 7.01 Regulation FD Disclosure.

On October 1, 2007, the Company issued a press release announcing the appointment of Mr. Pitts as the Company’s new Chief Financial Officer and that the Board has approved and declared a quarterly cash dividend of $0.025 per share on the Company’s common stock for the first quarter of fiscal 2008, which ended September 30, 2007. The quarterly cash dividend is payable on October 30, 2007, to all stockholders of record on the close of business on October 11, 2007. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1 - Press Release, dated October 1, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sport Supply Group, Inc.

October 1, 2007	By:	Terrence M. Babilla

Name: Terrence M. Babilla
Title: President, Chief Operating Officer, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 1, 2007.